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                                                                    Exhibit 28.2

                          ANNUAL SERVICER'S CERTIFICATE

                         CHASE MANHATTAN BANK USA, N.A.


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                       Chase Manhattan Owner Trust 1997-B

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         The undersigned, a duly authorized representative of Chase Manhattan
Bank USA, N.A. ("Chase USA"), as Servicer pursuant to the Sale and Servicing Agreement dated as of June 1, 1997 (the "Sale and Servicing Agreement") by and between Chase USA and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"), does hereby certify that:

1. A review of the activities of the Servicer during the period from January 1, 1999 until December 31, 1999 was conducted under my supervision.

2. Based on such review, the Servicer has, to the best of my knowledge, fully performed in all material respects all its obligations, under the Sale and Servicing Agreement throughout such period and no material default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 3 below.

3.       None.

         IN WITNESS WHEREOF, the undersigned has duly executed this certificate this 15th day of March 2000.

                                            /s/ Keith Schuck
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                                            Keith Schuck
                                            Vice President